Exhibit 16(23)(i) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3, No. 333-196392) of Voya Insurance and Annuity Company therein of our reports dated March 27, 2014, with respect to the financial statements and schedules of Voya Insurance and Annuity Company included in its Annual Report (Form 10-K), and (b) April 9, 2014 with respect to the financial statements of Separate Account B of Voya Insurance and Annuity Company.

                                                                                                                 /s/ Ernst & Young LLP

Atlanta, Georgia
December 11, 2014